UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2013

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)
1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)
707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

          On April 12, 2013, Forest Oil Corporation issued two press releases.  The first press release announced that Forest has signed an agreement with Schlumberger for the joint development of Forest’s Eagle Ford Shale acreage in Gonzales County and Wilson County, Texas (the “Schlumberger Release”).  The second release provides an update on Forest’s development program for 2013 and 2014 for its Eagle Ford Shale acreage, and also announced that Forest has scheduled a conference call to discuss the development program in more detail (the “Eagle Ford Development Release”).  Dial-in and other information for the conference call is set forth in the Eagle Ford Development Release.  Copies of the Schlumberger Release and the Eagle Ford Development Release are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

          The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description

	99.1	Press Release Announcing the Agreement with Schlumberger for the Development of Forest’s Eagle Ford Shale Acreage.

	99.2	Press Release Providing an Update on the Development Program for Forest’s Eagle Ford Shale Acreage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	April 12, 2013	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Press Release Announcing the Agreement with Schlumberger for the Development of Forest’s Eagle Ford Shale Acreage.

99.2	Press Release Providing an Update on the Development Program for Forest’s Eagle Ford Shale Acreage.